EXHIBIT 3.7
                                                                     -----------

                          CERTIFICATE OF CORRECTION OF

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           NATIONAL DATACOMPUTER, INC.


It is hereby certified that:

   1. The name of the corporation (hereinafter called the "Corporation") is National Datacomputer, Inc.

   2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was December 17, 1986.

   3. The Certificate of Amendment of Certificate of Incorporation, which was filed on April 15, 1987, is hereby corrected.

   4. The inaccuracy to be corrected in the Certificate of Amendment of Certificate of Incorporation, which was filed on April 15, 1987, is as follows:

        The amendment set forth in Article FIRST of the Certificate of Amendment should have replaced only the first paragraph of Article FOURTH of the Certificate of Incorporation.

   5. The portion of the Certificate of Amendment of Certificate of Incorporation, which was filed on April 15, 1987, in corrected form is as follows:

            "RESOLVED: That a proposed amendment to the Certificate of Incorporation of the Company (the "Amendment"), effecting a change in Article FOURTH thereof so that the first paragraph of said Article FOURTH shall be and read as set forth in Exhibit A hereto, is recommended to the stockholders for approval as being in the best interests of the Company."

                        Executed this 24th day of May, 2000.

                                        NATIONAL DATACOMPUTER, INC.


                                        By: /s/ Malcolm M. Bibby
                                            -----------------------------------
                                            Malcolm M. Bibby
                                            President and Chairman of the Board